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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 15, 2002



                                K2 DIGITAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    1-11873                   13-3886065
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)



                                 30 Broad Street
                            New York, New York 10004
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 301-8800
              (Registrant's telephone number, including area code)
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ITEM 5.  Other Events.

         On January 15, 2002, K2 Digital, Inc., a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among First Step Distribution Network, Inc., a California corporation ("First Step") and its shareholders (the "First Step Shareholders") and First Step Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"). In anticipation of the merger, the Company has formed the Merger Sub. Under the terms of the Merger Agreement, the Company intends to acquire First Step by means of a triangular merger ("the Merger"), pursuant to which the Merger Sub will merge with and into First Step in a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         The First Step Shareholders will exchange their respective shares of common stock, par value $.0001 per share, of First Step (the "First Step Common Stock") for shares of common stock, par value $.01 per share of the Company (the "Company Common Stock"). Each share of First Step Common Stock will be converted into the right to receive 16.609 shares of Company Common Stock. Pursuant to the Merger Agreement, the aggregate number of shares of Company Common Stock issuable to the First Step Shareholders by virtue of the Merger as of the date of the Merger Agreement will equal approximately ninety percent (90%) of the issued and outstanding Company Common Stock on a fully-diluted basis.

         After the effective date of the Merger, the Merger Sub will cease its separate legal existence and First Step will continue as the surviving corporation. As a condition to the Merger, the Company is required to implement a 3 for 1 reverse split (the "Reverse Stock Split") of Company Common Stock, thereby reducing its outstanding shares of Common Stock from 4,982,699 shares to approximately 1,660,900 shares. In the Reverse Stock Split, fractional shares will be rounded up to the nearest whole share. The implementation of the Reverse Stock Split is subject to the approval of the stockholders of the Company. The Board of Directors of the Company has approved the Reverse Stock Split and will submit the Reverse Stock Split to the stockholders of the Company for their approval.

         Upon consummation of the transactions contemplated by the Merger Agreement and the Reverse Stock Split, the Company's current stockholders will own an aggregate of approximately 1,660,900 shares of Company Common Stock, or approximately 10% of the outstanding voting securities of the Company on a fully diluted basis, and the First Step Shareholders will own an aggregate of 14,948,100 or approximately 90% of the outstanding voting securities of the Company on a fully-diluted basis.

ITEM 7.  Exhibits.

10.1 Agreement and Plan of Merger, dated as of January 15, 2002, by and among First Step Distribution Network, Inc. and its shareholders, First Step Acquisition Corp. and the Company.
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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             K2 DIGITAL, INC.


Date: January 16, 2002                       By:  /s/ Gary Brown
                                                 -------------------------------
                                                 Gary W. Brown
                                                 Chief Operating Officer